Exhibit 99.77(q)

ITEM 77Q Exhibits

(a)(1)

Articles Supplementary regarding designation and classification of Class R6 shares of ING Large Cap Growth Fund and ING Small Company Fund dated May 7, 2013 – Filed as an Exhibit to Post-Effective Amendment No. 170 to the Registrant’s Form N-1A Registration Statement on May 30, 2013 and incorporated herein by reference.

(d)(1)

Amended Schedule A, effective June 12, 2013, to the Amended and Restated Investment Management Agreement between ING Series Fund, Inc. and ING Investments, LLC dated March 1, 2002, as amended on April 1, 2004 and as amended and restated on August 1, 2012 – Filed as an Exhibit to Post-Effective Amendment No. 173 to the Registrant’s Form N-1A Registration Statement on July 25, 2013 and incorporated herein by reference.

(d)(2)

Amended Schedule A, effective May 1, 2013, to the Amended and Restated Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. LLC dated March 1, 2002, as amended and restated on August 1, 2012 – Filed as an Exhibit to Post-Effective Amendment No. 170 to the Registrant’s Form N-1A Registration Statement on May 30, 2013 and incorporated herein by reference.